Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces Third Quarter Fiscal Year 2023 Financial Results

Mitchel Field, NY, March 09, 2023 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is reporting revenues for the three- and nine-month periods of fiscal 2023, ended January 31, 2023, of approximately $10.6 million and $27.8 million, respectively, compared to revenues of $12.2 million and $38.1 million, respectively, for the same periods of fiscal 2022, ended January 31, 2022. Operating income for the third quarter of fiscal 2023 was $325,000 compared to an operating loss of $721,000 for the same period of fiscal 2022. Operating loss for the nine months ended January 31, 2023 was $5.1 million compared to an operating loss of $2.1 million for the nine months ended January 31, 2022. Net loss from operations for the three and nine months ended January 31, 2023 was $316,000 or ($0.03) per diluted share and $5.7 million or ($0.62) per diluted share, respectively, compared to a net loss of $735,000 or ($0.08) per diluted share for the three months ended January 31, 2022 and a net loss of $1.8 million or ($0.20) per diluted share for the nine months ended January 31, 2022.

FEI President and CEO, Tom McClelland commented, “In the third quarter of fiscal 2023 we began to see the results of the cost cutting efforts and management reorganization which has taken place over the last seven months. Revenue and gross margin have increased substantially quarter over quarter for the three-month period ended January 31, 2023 compared to the three-month period ended October 31, 2022, and the Company is reporting an operating profit for the third quarter. FEI’s backlog remains strong at quarter end, substantiating our confidence in the growth of our primary markets. Both commercial and government satellite businesses continue to show signs of sustained double-digit growth going forward. Although we still experience supply chain issues and the effects of inflation, we do see a definite easing of these problems. Continued vigilance is required to navigate the challenging economic and geopolitical environment, but we are nonetheless confident that we are progressing in a positive direction, and look forward to more improvement in operating results. The Company is committed to moving towards sustained profitability and cash generation going forward. Further, we remain debt free with a strong balance sheet to fund future growth opportunities.”

Fiscal Year 2023 Selected Financial Metrics and Other Items

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For the three and nine months ended January 31, 2023, revenues from satellite payloads were approximately $5.0 million, or 47%, and $12.8 million, or 46%, respectively, of consolidated revenues compared to approximately $7.5 million, or 62%, and $20.9 million, or 55%, respectively, for the same periods of the prior year.

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For the three and nine months ended January 31, 2023, revenues for non-space U.S. Government/DOD customers were approximately $5.0 million, or 47%, and $13.0 million, or 47%, respectively, of consolidated revenues compared to approximately $4.3 million, or 35%, and $14.9 million, or 39%, respectively, for the same periods of the prior year.

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For the three and nine months ended January 31, 2023, revenues from other commercial and industrial sales accounted for approximately $652,000, or 6%, and $2.0 million, or 7%, respectively, of consolidated revenues compared to approximately $405,000, or 3%, and $2.4 million, or 6%, respectively, for the same periods of the prior year.

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Net cash provided by operating activities for the nine months ended January 31, 2023 was approximately $1.9 million and net cash provided by operating activities for the nine months ended January 31, 2022 was approximately $4.0 million.

-	Backlog at January 31, 2023 was approximately $54 million, compared to $40 million at April 30, 2022.

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In the three months ended January 31, 2023, all three entities had operating income. Additionally, FY23Q3 vs FY23Q2 showed a substantial change in performance. During the three months ended January 31, 2023, sales increased $1.7M or 18.7% compared to last quarter, gross margin rate increased from 3.9% last quarter to 32.6% during the current quarter, and finally the Company went from a $2.2 million operating loss last quarter to $325,000 of operating income during the current quarter.

-	The Company paid a special cash dividend, at $1.00 per share of common stock, of $9.4 million on January 26, 2023, which was declared by our Board of Directors on December 20, 2022.

-	Named Tom McClelland permanent President and CEO on January 17, 2023

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Thursday, March 09, 2023, at 4:30 PM Eastern Time. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 651854 or ask for the Frequency Electronics conference call.

The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 47819. Subsequent to that, the call can be accessed via a link available on the company’s website through June 9, 2023.

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include but are not limited to, the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial condition and results of operations and on our ability to continue manufacturing and distributing our products, and the impact of health epidemics and pandemics on general economic conditions, including any resulting recession, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and the outcome of any litigation and arbitration proceedings. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended April 30, 2022, filed on July 14, 2022 and December 20, 2022, respectively, with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information: Dr. Thomas McClelland, President and Chief Executive Officer;

     Steven Bernstein, Chief Financial Officer;

TELEPHONE: (516) 794-4500 ext.5000          WEBSITE:         www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	(unaudited)		(unaudited)
	2023	2022	2023	2022
Revenues	$10,620	$12,245	$27,773	$38,136
Cost of Revenues	7,155	9,005	23,963	26,744
Gross Margin	3,465	3,240	3,810	11,392
Selling and Administrative	2,357	2,832	6,383	9,637
Research and Development	783	1,129	2,492	3,861
Operating income (loss)	325	(721)	(5,065)	(2,106)
Interest and Other, Net	(638)	(13)	(676)	296
Loss before Income Taxes	(313)	(734)	(5,741)	(1,810)
Provision for Income Taxes	3	1	6	3
Net loss	$(316)	$(735)	$(5,747)	$(1,813)

Net loss per share:
Basic and diluted loss per share	$(0.03)	$(0.08)	$(0.62)	$(0.20)

Weighted average shares outstanding
Basic and Diluted	9,349	9,279	9,328	9,257

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2023	April 30, 2022
	(unaudited)	(As Revised)
ASSETS
Cash & Marketable Securities	$12,854	$21,525
Accounts Receivable, net	5,129	4,291
Contract Assets	8,266	8,857
Inventories, net	20,562	19,906
Other Current Assets	1,154	1,431
Property, Plant & Equipment, net	7,733	8,564
Other Assets	11,800	11,381
Right-of-Use Assets – Operating Leases	7,745	8,805
	$75,243	$84,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease Liability - current	$1,751	$1,744
Contract Liabilities	18,737	11,098
Other Current Liabilities	7,630	9,019
Other Long-term Obligations	8,490	8,858
Operating Lease Liability – non-current	6,261	7,353
Stockholders’ Equity	32,374	46,688
	$75,243	$84,760